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                                                                   EXHIBIT 99.2

                              APPLIED POWER INC.
               SPECIAL MEETING OF SHAREHOLDERS ON JULY 31, 1998

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  RICHARD G. SIM AND ROBERT C. ARZBAECHER, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote all shares of Class A Common Stock which the undersigned is entitled to vote at the Special Meeting of Shareholders of Applied Power Inc., a Wisconsin corporation, to be held at the offices of the corporation located at 13000 West Silver Spring Drive, Butler, Wisconsin, on Friday, July 31, 1998, at 11:00 a.m., local time, or any adjournment or postponement thereof, with like effect as if the undersigned were personally present and voting, upon the matters indicated on the reverse side of this card, hereby revoking any proxy previously given.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

  IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

                          (continued on reverse side)

 ...............................................................................

                         (continued from reverse side)

              APPLIED POWER INC. SPECIAL MEETING OF SHAREHOLDERS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

  1. Approval of the issuance of shares of Applied Power Inc. Class A Common Stock pursuant to the terms of the Agreement and Plan of Merger, dated as of April 6, 1998, by and among Applied Power Inc., ZERO Corporation and STB Acquisition Corporation (the "Merger Agreement"), to effect the transactions contemplated by the Merger Agreement:

                         [_] FOR[_] AGAINST[_] ABSTAIN

  2. In the discretion of the Proxies, upon such other business as may properly come before the Meeting or any adjournment or postponement thereof;

  all as set out in the Notice and Joint Proxy Statement/Prospectus relating to the Meeting, receipt of which is hereby acknowledged

Check appropriate box                 Date _____________       NO. OF SHARES
Indicate changes below:
Address Change? [_] Name Change [_]


                                      SIGNATURE(S) IN BOX
                                      PLEASE SIGN PERSONALLY AS NAME APPEARS
                                      AT LEFT. When signing as attorney,
                                      executor, administrator, personal
                                      representative, trustee or guardian,
                                      give full title as such. If signer is a
                                      corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.